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                                                                      EXHIBIT 23





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation of our report, dated February 1, 1994, on the consolidated financial statements and supporting schedules of GTE Corporation and subsidiaries included in this Form 10-K, into the following previously filed Registration Statements:


              1.   Form S-8 of GTE Corporation (File No. 33-1521)

              2.   Form S-8 of GTE Corporation (File No. 33-20178)

              3.   Form S-8 of GTE Corporation (File No. 33-29419)

              4.   Form S-8 of GTE Corporation (File No. 33-34756)

              5.   Form S-4 of GTE Corporation (File No. 33-37530)

              6.   Form S-8 of GTE Corporation (File No. 33-39297)

              7.   Form S-3 of GTE Corporation (File No. 33-40247)

              8.   Form S-8 of GTE Corporation (File No. 33-45048)

              9.   Form S-8 of GTE Corporation (File No. 33-46612)

             10.   Form S-3 of GTE Corporation (File No. 33-50263)

             11.   Form S-8 of GTE Corporation (File No. 33-50111)



                                                      ARTHUR ANDERSEN & CO.

Stamford, Connecticut
March 15, 1994